Exhibit 8.1

The table below presents our significant subsidiaries, the places of incorporation and our ownership interests therein as of December 31, 2011.

			Place of
	Accounting	Ownership	Incorporation/
Subsidiary	Method	Interest	Organization
Sibintertelecom	Consolidated	100,0%	Russia
Russian Telephone Company	Consolidated	100,0%	Russia
Sistema Telecom	Consolidated	100,0%	Russia
TS-Retail	Consolidated	100,0%	Russia
Metro-Telecom	Consolidated	95,0%	Russia
Comstar-Regions	Consolidated	100,0%	Russia
MTS Ukraine (Ukrainian Mobile Communications)	Consolidated	100,0%	Ukraine
MTS Finance(1)	Consolidated	100,0%	Luxembourg
Uzdunrobita	Consolidated	100,0%	Uzbekistan
BCTI	Consolidated	100,0%	USA
MTS Bermuda(2)	Consolidated	100,0%	Bermuda
MTS International Funding(3)	Consolidated	VIE	Ireland
K-Telecom	Consolidated	80,0%	Armenia
Teleradiokompania “TVT”	Consolidated	100,0%	Russia
Infocentr	Consolidated	100,0%	Russia
Inteleca Group	Consolidated	100,0%	Russia
Altair	Consolidated	100,0%	Russia
Moscow City Telephone Network (“MGTS”)	Consolidated	94,1%	Russia
MTS Belarus	Equity	49,0%	Belarus
Intellect Telecom	Equity	47,0%	Russia

(1)	Represents beneficial ownership interest.

(2)	A wholly owned subsidiary established to repurchase our ADSs.

(3)	A private limited company organized and existing under the laws of Ireland for the sole purpose of financing a loan to MTS Group. The company is a variable interest entity of the Group.

See also Note 2 to our audited consolidated financial statements.